UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2010

RCLC, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-01031	22-0743290
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1480 Route 9 North, Suite 301, Woodbridge, New Jersey		07095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 877-1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RONSON CORPORATION
FORM 8-K INDEX

ITEM	PAGE

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT	1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	1

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty.  Forward-looking statements are based on current expectations of future events.  The Company cannot assure that any forward-looking statement will be accurate.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated.  Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2010 RCLC, Inc. (f/k/a Ronson Corporation) (the “Company”) entered into an Amended and Restated Asset Purchase Agreement (the “Amended Asset Purchase Agreement”) with Ronson Aviation, Inc. (“Ronson Aviation”), the Company’s wholly-owned subsidiary, and Trenton Aviation, LLC, a wholly-owned subsidiary of Ross Aviation, LLC ( “Trenton Aviation”) for the sale of substantially all of the assets of the Company’s aviation business (other than specified assets including cash and cash equivalents and accounts receivable).  The Amended Asset Purchase Agreement modified the Asset Purchase Agreement previously entered into among the parties to reflect that Trenton Aviation was the successful bidder at the auction held by the bankruptcy court on September 27, 2010 and to reflect the increase in the cash portion of the purchase price from $9.4 million to $10.7 million.  The Amended Asset Purchase Agreement provides for a purchase price of $10.7 million in cash, $0.25 million of which would be held in escrow for a period of three (3) years following the Company’s compliance with the Industrial Site Recovery Act (“ISRA”) and the closure of an underground storage tank case in accordance with the requirements of the Amended Asset Purchase Agreement, and $0.25 million of which would be held in a remediation trust fund in accordance with ISRA pending the Company’s compliance with ISRA.  In addition, Trenton Aviation will assume, in the aggregate, up to $310,000 in Cure Amounts under assumed Ronson Aviation contracts and ordinary course trade payables, as well as honor up to $82,000 in unused vacation, time-off or sick leave of Ronson Aviation employees hired by Trenton Aviation.  Consummation of the transaction is subject to, among other things, approval by Mercer County, New Jersey of the assignment of its lease agreement with the Company for property located at Trenton Mercer Airport to Trenton Aviation, as well as other customary closing conditions.  On September 30, 2010, the sale was also approved by the Bankruptcy Court.  The closing on the transaction is expected on or about October 15, 2010.

The foregoing description set forth in response to this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:  The following exhibits are filed herewith:

Exhibit No.	Description

Exhibit 10.1	Asset Purchase Agreement, dated September 30, 2010, among RCLC, Inc., Ronson Aviation, Inc. and Trenton Aviation, LLC.

Exhibit 99.1	Press release dated October 4, 2010, “RCLC, Inc. (f/k/a Ronson Corporation ) Announces Agreement for the Sale of its Aviation Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCLC, Inc.
Date:	October 4, 2010

		By:	/s/ Daryl Holcomb
Daryl Holcomb
Vice President, Chief Financial Officer and Controller

Exhibit Index

No.	Description

10.1	Asset Purchase Agreement, dated September 30, 2010, among RCLC, Inc., Ronson Aviation, Inc. And Trenton Aviation, LLC.

99.1	Press release dated October 4, 2010, “RCLC, Inc. (f/k/a Ronson Corporation) Announces Agreement for the Sale of its Aviation Business